                                                                      Exhibit 23

             [Arnold, Spain, Truett & Hewitt, P.L.L.C. Letterhead]



Board of Directors
Community National Corporation
Lexington, TN  38351

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1999, on the consolidated financial statements of Community National Corporation, and the Annual Report to the stockholders, and the annual filing with the SEC (Form 10-KSB) of Community National Corporation.

                               /s/ Arnold, Spain, Truett & Hewitt, P.L.L.C.

                               Certified Public Accountants

March 17, 1999